Exhibit 99.1

Pitney Bowes Announces Second Quarter 2019 Financial Results

STAMFORD, Conn--(BUSINESS WIRE)--August 6, 2019--Pitney Bowes Inc. (NYSE:PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing, and data, today announced its financial results for the second quarter 2019.

Quarterly Results:

  Revenue of $861 million, a decrease of 1 percent; flat when adjusted for the impact of currency; an increase of 2 percent when adjusted for both the impact of currency and market exits
  GAAP EPS of $0.13; Adjusted EPS of $0.21
  GAAP cash from operations of $17 million; free cash flow of $13 million
  Returned a total of $70 million to shareholders through the repurchase of 11.8 million shares of stock for $61 million and $9 million in dividends
  The Company is reaffirming its 2019 annual guidance

“I am pleased with our overall performance in the second quarter,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Parcel volumes through our domestic ecommerce network increased 42 percent, which is an important metric as we continue to scale this business. The Company’s revenue in the second quarter continued to grow on a comparable basis and earnings were in-line with our expectations. We continued to make progress against our strategic objectives as we move our portfolio to the growth areas of the market, and are positioned to meet our financial goals for the year and over the long-term.”

Second Quarter 2019 Results

Revenue totaled $861 million, which was a decline of 1 percent versus prior year. Revenue was flat versus the prior year when adjusted for the impact of currency and increased 2 percent when adjusted for both the impact of currency and the previously announced sale of direct operations in 6 smaller European markets (market exits).

Commerce Services revenue grew 13 percent as reported and 14 percent when adjusted for the impact of currency. Small and Medium Business (SMB) Solutions revenue declined 8 percent as reported and 7 percent when adjusted for the impact of currency. SMB revenue declined 4 percent when adjusted for both the impact of currency and market exits. Software Solutions revenue declined 21 percent as reported and 20 percent adjusted for currency.

GAAP earnings per diluted share (GAAP EPS) were $0.13. Adjusted earnings per diluted share (Adjusted EPS) were $0.21.

The Company’s earnings per share results for the second quarter are summarized in the table below:

	Second Quarter*
	2019	2018
GAAP EPS	$0.13	$0.27
Discontinued operations	$0.04	($0.01)
GAAP EPS from continuing operations	$0.17	$0.27
Restructuring charges and asset impairments, net	$0.03	$0.04
Transaction costs	$0.01	-
Tax adjustments, net	-	($0.03)
Adjusted EPS	$0.21	$0.28

* The sum of the earnings per share may not equal the totals above due to rounding.

GAAP Cash from Operations and Free Cash Flow Results

GAAP cash from operations during the quarter was $17 million and free cash flow was $13 million. Compared to prior year, the decline in free cash flow was driven by the timing of working capital, largely within accounts payable, and the decline in net income. These impacts were partially offset by lower capital expenditures and the timing of reserve account deposits.

During the quarter, the Company repurchased $61 million of its shares, reduced debt by $13 million and paid $9 million in dividends to its common shareholders.

Second Quarter 2019 Business Segment Reporting

The business reporting groups reflect how the Company manages these groups and the clients served in each market.

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates global cross-border ecommerce transactions and domestic retail and ecommerce shipping solutions, including fulfillment and returns. Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail and Bound and Packet Mail (Marketing Mail Flats and Bound Printed Matter) for postal workshare discounts.

The SMB Solutions group offers mailing and shipping solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats. This group includes the North America Mailing and International Mailing segments.

Software Solutions provide customer engagement, customer information, location intelligence software and data.

The results for each segment within the group may not equal the subtotals for the group due to rounding.

Commerce Services

($ millions)	Second Quarter
Revenue	2019	2018	Y/Y Reported	Y/Y Ex Currency
Global Ecommerce	$282	$239	18%	19%
Presort Services	128	123	4%	4%
Commerce Services	$410	$362	13%	14%

EBITDA
Global Ecommerce	$1	$9	(86%)
Presort Services	23	19	18%
Commerce Services	$24	$29	(17%)

EBIT
Global Ecommerce	($16)	($6)	>(100%)
Presort Services	15	13	23%
Commerce Services	($0)	$7	>(100%)

Global Ecommerce

Revenue increased from prior year driven by growth in domestic parcel and shipping solutions volumes. EBIT and EBITDA margin percentages declined from prior year driven by a shift in the mix of business to faster growing, but lower-margin services. Margins were also impacted by investments in market growth opportunities, including marketing programs, along with investments in operational excellence initiatives.

Presort Services

Revenue growth was driven by volume growth across all mail classes along with higher revenue per piece. The major volume drivers were higher Marketing Mail and Flats processed. EBIT and EBITDA margin percentages increased from prior year and prior quarter primarily due the higher revenue per piece along with lower labor costs.

SMB Solutions

($ millions)	Second Quarter
Revenue	2019	2018	Y/Y Reported	Y/Y Ex Currency	Y/Y Ex Currency & Market Exits*
North America Mailing	$303	$319	(5%)	(5%)	(5%)
International Mailing	75	93	(20%)	(15%)	(3%)
SMB Solutions	$378	$412	(8%)	(7%)	(4%)

EBITDA
North America Mailing	$123	$128	(4%)
International Mailing	14	15	(9%)
SMB Solutions	$137	$144	(5%)

EBIT
North America Mailing	$113	$120	(6%)
International Mailing	12	13	(9%)
SMB Solutions	$125	$133	(6%)

* Excluding $12 million related to market exits and $5 million related to the impacts of currency

North America Mailing

Revenue declined on lower equipment sales and recurring revenue streams. The recurring revenue stream decline was driven by lower support services, supplies and financing revenue partially offset by higher business services. EBIT and EBITDA margin percentages were relatively flat to prior year driven by the lower revenue along with higher tariff costs partially offset by lower expenses.

International Mailing

Reported revenue was negatively impacted by the previously announced market exits. Excluding the effect from currency and market exits, the revenue decline was driven by lower services and supplies revenue partially offset by higher rentals revenue. The revenue decline was driven by weakness in the UK and Germany partially offset by growth in France. EBIT and EBITDA margin percentages increased versus prior year driven by lower expenses.

Software Solutions

($ millions)	Second Quarter
	2019	2018	Y/Y Reported	Y/Y Ex Currency
Revenue	$72	$92	(21%)	(20%)
EBITDA	$4	$21	(79%)
EBIT	$2	$18	(89%)

Software Solutions

Revenue declined from prior year driven by lower license revenue partially offset by higher data subscriptions and SaaS revenue. Prior year included several large renewal license deals. In addition, new license deals were down compared to prior year. EBIT and EBITDA margin percentages decreased from prior year largely driven by the lower license revenue.

2019 Guidance

The Company is reaffirming its prior annual guidance for 2019. Guidance reflects the shift of the business to the fourth quarter as shipping continues to be a larger part of the portfolio.

  Revenue, on a constant currency (CC) basis, to be in the range of 1 percent to 3 percent growth when compared to 2018.
  Adjusted EPS from continuing operations to be in the range of $0.90 to $1.05.
  Free cash flow to be in the range of $200 million to $250 million.

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2018 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs. Revenue guidance is provided on a constant currency basis. The Company cannot reasonably predict the impact that future changes in currency exchange rates will have on revenue and net income. Additionally, the Company cannot provide GAAP EPS and GAAP cash from operations guidance due to the uncertainty of future potential restructurings, goodwill and asset write-downs, unusual tax settlements or payments, special contributions to its pension funds, acquisitions, divestitures and other potential adjustments, which could, individually or in the aggregate, have a material impact on the Company’s performance. The Company’s guidance is based on an assumption that the global economy and foreign exchange markets in 2019 will not change significantly.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; location data; customer information and engagement software; services; and financing. For nearly 100 years Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Disclosure Using Social Media

Pitney Bowes announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. The Company already makes frequent use of its investor relations website to disseminate material information, as well as social media platforms, including Twitter, Facebook and LinkedIn. Investors, buy and sell-side analysts, media and influencers should note that the Company plans to continue to announce material financial information using the Pitney Bowes investor relations website, SEC filings, and press releases, public conference calls and webcasts. Pitney Bowes is notifying investors, media and others interested in the company that in the future, the Company may choose to communicate material information through its social media channels, or it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Pitney Bowes encourages investors, the media, and others interested in the Company to review the information posted on the Company’s investor relations site (https://www.investorrelations.pitneybowes.com/), Twitter (https://twitter.com/PBnews and https://twitter.com/PitneyBowes), Facebook (https://www.facebook.com/PitneyBowes/), and LinkedIn (https://www.linkedin.com/company/pitney-bowes/). The Company may communicate on social media platforms not listed here as well as create new accounts in the future. Any updates to the list of social media channels Pitney Bowes will use to announce material information will be posted on the Investor Relations page.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EPS and adjusted net income to exclude the impact of special items like restructuring charges, tax adjustments, goodwill and asset write-downs, and costs related to dispositions and acquisitions. While these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period. Constant currency is calculated by converting our current quarter reported results using the prior year’s exchange rate for the comparable quarter. In addition, this quarter the Company reported the comparison of revenue excluding the impact of currency and market exits to prior year, which excludes the impact of changes in foreign currency exchange rates since the prior period and also excludes the revenues associated with the recent market exits in several smaller markets. This comparison allows an investor insight into the underlying revenue performance of the business and true operational performance from a comparable basis to prior period. A reconciliation of reported revenue to constant currency revenue, as well as reported revenue to “revenue excluding the impact of currency and market exits” can be found in the Company’s attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for capital expenditures, restructuring payments, unusual tax settlements, special contributions to the Company’s pension fund and cash used for other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the Company’s attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company has also included segment EBITDA as a useful measure for profitability and operational performance, and an additional way to look at the economics of the segments, especially in light of some of the Company’s more recent, larger acquisitions. Segment EBITDA further excludes depreciation and amortization expense for the segment. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: declining physical mail volumes; changes in, or loss of, our contractual relationships with the U.S. Postal Service or posts in other major markets; changes in postal regulations; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the United Kingdom's potential exit from the European Union (Brexit); our success in developing and marketing new products and services, and obtaining regulatory approvals, if required; changes in banking regulations or the loss of our Industrial Bank charter; changes in labor conditions and transportation costs; macroeconomic factors, including global and regional business conditions that adversely impact customer demand, foreign currency exchange rates and interest rates; changes in global political conditions and international trade policies, including the imposition or expansion of trade tariffs and other factors as more fully outlined in the Company's 2018 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and six months ended June 30, 2019 and 2018, and consolidated balance sheets as of June 30, 2019 and December 31, 2018 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited; in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue:
Equipment sales	$85,551	$93,811	$175,338	$200,519
Supplies	46,490	55,457	97,443	115,450
Software	72,206	91,703	145,524	167,997
Rentals	18,445	19,454	40,602	44,419
Financing	92,419	97,129	189,462	197,478
Support services	127,683	138,598	256,304	279,248
Business services	417,985	369,088	824,508	756,712
Total revenue	860,779	865,240	1,729,181	1,761,823

Costs and expenses:
Cost of equipment sales	58,570	58,948	122,235	121,417
Cost of supplies	11,758	15,738	25,308	32,685
Cost of software	23,419	26,957	46,802	51,086
Cost of rentals	8,418	8,464	18,133	21,212
Financing interest expense	11,043	11,194	22,407	22,258
Cost of support services	40,448	42,306	82,227	88,371
Cost of business services	337,918	290,567	664,964	584,946
Selling, general and administrative	278,545	289,427	579,527	592,237
Research and development	22,630	23,574	44,404	48,069
Restructuring charges and asset impairments, net	7,279	11,503	10,877	12,407
Interest expense, net	28,019	30,775	55,621	62,789
Other components of net pension and postretirement cost	(1,618)	(2,499)	(2,256)	(4,218)
Other (income) expense	(27)	-	17,683	-
Total costs and expenses	826,402	806,954	1,687,932	1,633,259

Income from continuing operations before taxes	34,377	58,286	41,249	128,564
Provision for income taxes	4,099	7,899	12,400	26,694
Income from continuing operations	30,278	50,387	28,849	101,870
(Loss) income from discontinued operations, net of tax	(6,581)	1,208	(7,811)	9,695
Net income	$23,697	$51,595	$21,038	$111,565

Basic earnings (loss) per share (1):
Continuing operations	$0.17	$0.27	$0.16	$0.54
Discontinued operations	(0.04)	0.01	(0.04)	0.05
Net income	$0.13	$0.28	$0.12	$0.60

Diluted earnings (loss) per share (1):
Continuing operations	$0.17	$0.27	$0.16	$0.54
Discontinued operations	(0.04)	0.01	(0.04)	0.05
Net income	$0.13	$0.27	$0.12	$0.59

Weighted-average shares used in diluted earnings per share	178,280,533	188,113,750	182,638,896	188,056,884

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

Assets	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$771,042	$867,262
Short-term investments	59,516	59,391
Accounts and other receivables, net	419,776	456,138
Short-term finance receivables, net	682,828	752,773
Inventories	73,347	62,279
Current income taxes	22,474	5,947
Other current assets and prepayments	132,878	100,625
Assets of discontinued operations	-	4,854
Total current assets	2,161,861	2,309,269

Property, plant and equipment, net	416,512	410,114
Rental property and equipment, net	36,917	46,228
Long-term finance receivables, net	554,075	536,369
Goodwill	1,754,610	1,766,511
Intangible assets, net	212,596	227,137
Operating lease assets	180,983	156,788
Noncurrent income taxes	63,013	66,326
Other assets	377,420	419,677
Total assets	$5,757,987	$5,938,419

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,295,712	$1,390,362
Current operating lease liabilities	34,612	37,208
Current portion of long-term debt	214,927	199,535
Advance billings	211,061	229,379
Current income taxes	6,011	15,284
Liabilities of discontinued operations	-	3,276
Total current liabilities	1,762,323	1,875,044

Long-term debt	3,029,246	3,066,073
Deferred taxes on income	264,191	254,353
Tax uncertainties and other income tax liabilities	45,586	39,548
Noncurrent operating lease liabilities	154,648	127,237
Other noncurrent liabilities	449,021	474,322
Total liabilities	5,705,015	5,836,577

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	-	1
Cumulative preference stock, no par value, $2.12 convertible	-	396
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	105,341	121,475
Retained earnings	5,282,374	5,279,682
Accumulated other comprehensive loss	(907,678)	(948,961)
Treasury stock, at cost	(4,750,403)	(4,674,089)
Total stockholders' equity	52,972	101,842
Total liabilities and stockholders' equity	$5,757,987	$5,938,419

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
REVENUE
Global Ecommerce	$282,319	$239,100	18%	$548,573	$485,690	13%
Presort Services	128,138	122,730	4%	262,985	257,188	2%
Commerce Services	410,457	361,830	13%	811,558	742,878	9%

North America Mailing	303,417	318,901	(5%)	618,891	659,712	(6%)
International Mailing	74,699	92,806	(20%)	153,208	191,236	(20%)
Small & Medium Business Solutions	378,116	411,707	(8%)	772,099	850,948	(9%)

Software Solutions	72,206	91,703	(21%)	145,524	167,997	(13%)
Total revenue	$860,779	$865,240	(1%)	$1,729,181	$1,761,823	(2%)

Reconciliation of reported revenue to revenue excluding currency and Market Exits
Total revenue	$860,779	$865,240	(1%)	$1,729,181	$1,761,823	(2%)
Currency impact on revenue	7,224	-		17,207
Revenue, at constant currency	868,003	865,240	0%	1,746,388	1,761,823	(1%)
Less revenue from Market Exits	(2,356)	(14,014)		(8,369)	(28,893)
Revenue, excluding currency and Market Exits	$865,647	$851,226	2%	$1,738,019	$1,732,930	0%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three Months Ended June 30,
	2019			2018			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$ (15,576)	$ 16,883	$ 1,307	$ (5,993)	$ 15,467	$ 9,474	>(100%)	(86%)
Presort Services	15,462	7,087	22,549	12,565	6,623	19,188	23%	18%
Commerce Services	(114)	23,970	23,856	6,572	22,090	28,662	>(100%)	(17%)

North America Mailing	112,804	9,794	122,598	120,139	8,049	128,188	(6%)	(4%)
International Mailing	11,934	2,115	14,049	13,091	2,322	15,413	(9%)	(9%)
Small & Medium Business Solutions	124,738	11,909	136,647	133,230	10,371	143,601	(6%)	(5%)

Software Solutions	2,002	2,356	4,358	18,433	2,564	20,997	(89%)	(79%)

Segment Total	$ 126,626	$ 38,235	164,861	$ 158,235	$ 35,025	193,260	(20%)	(15%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization (2)			(38,235)			(35,025)
Unallocated corporate expenses			(43,785)			(46,477)
Restructuring charges and asset impairments, net			(7,279)			(11,503)
Gain on disposition of businesses			27			-
Interest, net			(39,062)			(41,969)
Transaction costs			(2,150)			-
Provision for income taxes			(4,099)			(7,899)
Income from continuing operations			30,278			50,387
(Loss) income from discontinued operations, net of tax			(6,581)			1,208
Net income			$ 23,697			$ 51,595

	Six Months Ended June 30,
	2019			2018			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$ (30,176)	$ 33,341	$ 3,165	$ (13,704)	$ 29,897	$ 16,193	>(100%)	(80%)
Presort Services	30,528	14,008	44,536	39,591	12,785	52,376	(23%)	(15%)
Commerce Services	352	47,349	47,701	25,887	42,682	68,569	(99%)	(30%)

North America Mailing	223,417	16,234	239,651	248,707	15,548	264,255	(10%)	(9%)
International Mailing	23,724	4,533	28,257	29,113	5,932	35,045	(19%)	(19%)
Small & Medium Business Solutions	247,141	20,767	267,908	277,820	21,480	299,300	(11%)	(10%)

Software Solutions	3,694	4,836	8,530	20,925	4,808	25,733	(82%)	(67%)

Segment Total	$ 251,187	$ 72,952	324,139	$ 324,632	$ 68,970	393,602	(23%)	(18%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization (2)			(72,952)			(68,970)
Unallocated corporate expenses			(99,474)			(97,559)
Restructuring charges and asset impairments, net			(10,877)			(12,407)
Loss on disposition of businesses			(17,683)			-
Interest, net			(78,028)			(85,047)
Transaction costs			(3,876)			(1,055)
Provision for income taxes			(12,400)			(26,694)
Income from continuing operations			28,849			101,870
(Loss) income from discontinued operations, net of tax			(7,811)			9,695
Net income			$ 21,038			$ 111,565

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2) Includes depreciation and amortization expense of reporting segments only, and excludes corporate depreciation and amortization expense of $5,213 and $5,572 for the three months ended June 30, 2019 and 2018, respectively, and $9,861 and $11,365 for the six months ended June 30, 2019 and 2018, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Reconciliation of reported net income to adjusted earnings
Net income	$23,697	$51,595	$21,038	$111,565
Loss (income) from discontinued operations, net of tax	6,581	(1,208)	7,811	(9,695)
Restructuring charges and asset impairments, net	5,252	8,461	7,911	9,132
(Gain) loss on disposition of businesses	(27)	-	19,396	-
Transaction costs	1,602	-	2,891	786
Tax legislation	-	(5,980)	-	(5,980)
Adjusted net income	37,105	52,868	59,047	105,808
Provision for income taxes, as adjusted	6,674	16,921	14,638	36,216
Interest, net	39,062	41,969	78,028	85,047
Adjusted EBIT	82,841	111,758	151,713	227,071
Depreciation and amortization	43,448	40,597	82,813	80,335
Adjusted EBITDA	$126,289	$152,355	$234,526	$307,406

Reconciliation of reported diluted earnings per share to adjusted diluted earnings per share
Diluted earnings per share	$0.13	$0.27	$0.12	$0.59
Loss (income) from discontinued operations, net of tax	0.04	(0.01)	0.04	(0.05)
Restructuring charges and asset impairments, net	0.03	0.04	0.04	0.05
(Gain) loss on disposition of businesses	(0.00)	-	0.11	-
Transaction costs	0.01	-	0.02	0.00
Tax legislation	-	(0.03)	-	(0.03)
Adjusted diluted earnings per share	$0.21	$0.28	$0.32	$0.56

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$16,925	$85,040	$86,782	$154,493
Net cash used in (provided by) operating activities - discontinued operations	3,267	(16,916)	6,881	(41,772)
Capital expenditures	(32,441)	(50,640)	(61,327)	(79,481)
Restructuring payments	6,139	11,943	14,283	27,528
Reserve account deposits	14,720	(695)	(8,316)	5,959
Transaction costs paid	4,269	1,444	6,108	4,037
Free cash flow	$12,879	$30,176	$44,411	$70,764

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175